Exhibit  23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2005, relating to the financial statements of  World Heart Corporation included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2004.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
September 16, 2005